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                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                                WWW.HALEDORR.COM
                       60 STATE STREET - BOSTON, MA 02109
                         617-526-6000 - FAX 617-526-5000




                                                                     Exhibit 5.1



                                                   September 13, 2000

Akamai Technologies, Inc.
500 Technology Square
Cambridge, MA  02139

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of (i) $300,000,000 principal amount of 5 1/2% Convertible Subordinated Notes due 2007 (the "Notes") and (ii) an aggregate of 2,598,077 shares of Common Stock, $.10 par value per share, issuable upon conversion of the Notes (the "Conversion Shares"), of Akamai Technologies, Inc., a Delaware corporation (the "Company"), all of which Notes and Conversion Shares, if and when sold, will be sold by certain securityholders of the Company (the "Selling Securityholders").

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to all original documents of all documents submitted as certified, facsimile or photostatic copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken prior to the offer and sale of the Notes and the Conversion Shares under the Registration Statement, to register and qualify the Notes and the Conversion Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law statute, the state laws of the Commonwealth of Massachusetts and the federal laws of the United State of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

     Based upon and subject to the foregoing, were are of the opinion that:

       1.   The Notes have been duly and validly authorized and issued; and



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BOSTON      WASHINGTON, DC        NEW YORK       RESTON, VA              LONDON*
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   Hale and Dorr LLP Includes Professional Corporations * an independent joint venture law firm


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Akamai Technologies, Inc.
September 13, 2000
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       2.   The Conversion Shares have been duly and validly authorized and, when issued upon conversion of the Notes in accordance with the terms of such Notes, will be validly issued, fully paid and non-assessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Notes or the Conversion Shares while the Registration Statement is in effect. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based only upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might effect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectuses under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,


                                            /s/ Hale and Dorr LLP
                                            ----------------------
                                                Hale and Dorr LLP



                               HALE AND DORR LLP
                               COUNSELLORS AT LAW